SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under  Rule14a-12


                             THE PIONEER GROUP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:
--------------------------------------------------------------------------------

                             THE PIONEER GROUP, INC.
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2000

    The Annual Meeting of Stockholders of The Pioneer Group, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts on Tuesday, May 16, 2000, at 9:30 a.m., local time, to consider and act upon the following matters:

        1. To elect eight directors to serve until the Annual Meeting in 2001.

        2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the current year.

        3. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

    If you are a stockholder of record at the close of business on Wednesday, March 24, 2000, you are entitled to notice of and to vote at the meeting. The stock transfer books of the Company remain open.

    We cordially invite all stockholders to attend the meeting.


                                      By order of the Board of Directors,



                                      JOSEPH P. BARRI, SECRETARY





April 5, 2000

                           YOUR VOTE IS VERY IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND
     DATE THE ENCLOSED WHITE PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED
          ENVELOPE IN ORDER TO GUARANTEE REPRESENTATION OF YOUR SHARES.
         YOU DO NOT NEED TO ADD POSTAGE IF YOU ARE MAILING THE PROXY IN
                               THE UNITED STATES.

                             THE PIONEER GROUP, INC.
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2000

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Pioneer Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109 at 9:30 a.m., local time, on Tuesday, May 16, 2000, and at any adjournments of the Annual Meeting. Each properly executed proxy will be voted as the stockholder instructs. If a properly executed proxy card does not specify a choice, the proxy will be voted in favor of the election of the director nominees and in favor of the proposals set forth in the accompanying Notice of Meeting. Any stockholder may revoke a proxy at any time by written or oral request to the Secretary of the Company or by voting in person at the Annual Meeting.

    The Board of Directors has fixed March 24, 2000 (the "Record Date") as the date for determining which stockholders may vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 26,770,455 shares of Common Stock of the Company. Each share is entitled to one vote.

    The Company is mailing its 1999 Annual Report on Form 10-K together with this proxy statement and the enclosed WHITE proxy card on or about April 5, 2000 to all stockholders entitled to vote at the Annual Meeting.

VOTES REQUIRED AND TABULATION OF VOTES

    The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares that abstain or do not vote with respect to one or more of the proposals) will be counted for purposes of determining whether a quorum is present.

    Shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter but will be counted as shares voting on such matter. Accordingly, an abstention from voting on a matter has the same effect as a vote against the matter. Shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and also will not be counted as shares entitled to vote on such matter. Accordingly, a "broker non-vote" on a matter that requires the affirmative vote of a certain percentage of the shares present and entitled to vote on the matter, which this year includes each matter presented to stockholders at the Annual Meeting, has no effect on the voting of such matter.

    The eight nominees who receive a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting (provided there is a quorum) will be elected to the Company's Board of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting (provided there is a quorum) is required for the ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the current year.

         YOUR VOTE AT THIS YEAR'S MEETING IS ESPECIALLY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

         A DISSIDENT STOCKHOLDER, LENS INVESTMENT MANAGEMENT, LLC ("LENS"), AND CERTAIN PERSONS AFFILIATED WITH LENS MAY SEND YOU SOLICITATION MATERIALS IN AN EFFORT TO SOLICIT YOUR VOTE TO ELECT LENS' NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS. YOUR COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THAT THE DISSIDENT'S ACTIONS ARE NOT IN YOUR BEST INTERESTS, AND WE URGE YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD THAT LENS AND THE PERSONS AFFILIATED WITH LENS MAY SEND YOU, EVEN AS A PROTEST AGAINST LENS.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information, as of March 1, 2000, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers of the Company as defined under the caption "Executive Compensation" below, and (iv) all directors and executive officers of the Company as a group.

                                                                                                    PERCENT
                                                                                                   OF SHARES
        NAME AND ADDRESS                                               NUMBER                      OF COMMON
         OF BENEFICIAL                                                   OF         NATURE OF        STOCK
OWNER, EXECUTIVE OFFICER OR DIRECTOR                                  SHARES(1)   OWNERSHIP(1)  OUTSTANDING(2)
John F. Cogan, Jr...............................................  2,345,294(3)      Direct          8.67%
  60 State Street                                                 1,277,708(4)    Indirect          4.73%
  Boston, Massachusetts 02109

Southeastern Asset Management, Inc..............................  4,891,000(5)    Indirect         18.29%
  6410 Poplar Avenue
  Suite 900
  Memphis, Tennessee 38119

Gabelli Funds, Inc..............................................  3,002,375(6)    Indirect         11.23%
   One Corporate Center
   Rye, New York 10580
David D. Tripple................................................    346,005(3)      Direct          1.29%
John D. Curtin Jr...............................................         --             --           --
Alyce J. Lee....................................................         --             --           --
W. Reid Sanders.................................................         --             --           --
Alan J. Strassman...............................................     20,000(3)      Direct            *
Jaskaran S. Teja................................................     27,936(3)      Direct            *
John H. Valentine...............................................      4,000         Direct            *
Stephen G. Kasnet...............................................     54,765(3)      Direct            *
Alicja K. Malecka...............................................    124,654(3)      Direct            *
William H. Smith, Jr............................................    316,448(3)      Direct          1.18%
All directors and executive officers as a group (15 persons)....  3,239,102(3)      Direct         11.75%
                                                                  1,277,708(4)    Indirect          4.64%
----------

  * Denotes ownership of less than 1% of outstanding shares of Common Stock.

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
    Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

(2) For purposes of this table, the number of outstanding shares of Common Stock of the Company is adjusted for each director and executive officer to include the number of shares of Common Stock into which any options held by such director or executive officer are exercisable on or before April 30, 2000.

(3) Includes shares of Common Stock that the listed person has the right to acquire under outstanding options that are exercisable on or before April
    30, 2000, including 307,000 shares for Mr. Cogan; 189,500 shares for Mr.
    Tripple; 20,000 shares for Mr. Strassman; 22,800 shares for Dr. Teja; 38,000 shares for Mr. Kasnet; 92,000 shares for Ms. Malecka; 145,000 shares for Mr.
    Smith; and 833,299 shares for all directors and executive officers as a group.

(4) Includes an aggregate of 1,167,410 shares of Common Stock held by family trusts of which Mr. Cogan is the sole trustee and with respect to which he has sole voting and investment power. Includes an aggregate of 74,340 shares of Common Stock held in trusts with respect to which Mr. Cogan may be deemed to be a beneficial owner by reason of his position as a trustee and/or his interests as a beneficiary, over which shares Mr. Cogan exercises shared voting and investment power. Includes 35,958 shares of Common Stock held for the benefit of Mr. Cogan in the Company's deferred compensation plan, over which shares Mr. Cogan exercises no voting power and sole investment power.

(5) Consists of shares of Common Stock held by a variety of investment advisory clients, over which shares Southeastern Asset Management, Inc. exercises sole, shared or no voting authority and exercises sole or shared investment power. The foregoing is


                                       3


    based solely on information provided by the stockholder in Amendment No. 13 to Schedule 13G dated February 4, 2000, with respect to shares held on February 4, 2000.

(6) Consists of shares of Common Stock held by a variety of investment advisory and investment company clients, over which shares Gabelli Funds, Inc., Gabelli Asset Management, Inc. or one of their affiliates exercises sole voting authority and sole investment power. The foregoing is based solely on information provided by the stockholder in Amendment No. 8 to Schedule 13D dated March 2, 2000, with respect to shares held on February 29, 2000.


                              ELECTION OF DIRECTORS

    The persons named in the proxy will vote to elect as directors the eight nominees named below, except with respect to any proxy marked against the election of one or more of the nominees. The Board of Directors has fixed the number of directors at eight and, accordingly, the proxy may be voted for only eight directors. All of the nominees are currently directors of the Company.

    Each nominee who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. The Company does not anticipate that any of the nominees will be unavailable.

    The following table sets forth the name of each nominee, his or her age, the year in which he or she first became a director of the Company, other offices and positions, if any, which he or she holds with the Company or any significant subsidiary of the Company, or his or her principal occupation, and the names of other publicly-held or registered investment companies for which he or she serves as a director or trustee.

                                                                                                                           FIRST
                                NAME, OFFICES AND POSITIONS WITH THE COMPANY,                                             BECAME A
                             PRINCIPAL OCCUPATION AND TRUSTEESHIPS/DIRECTORSHIPS                                 AGE      DIRECTOR
John F. Cogan, Jr...........................................................................................      73        1962
   President, Chief Executive Officer and Chairman of the Board of the Company since 1962. Chairman of Pioneer Investment Management, Inc. ("PIM") since 1993 and President of PIM from 1962 to 1993.
      Director of PIM since 1962. Chairman and Director of Pioneer Funds Distributor, Inc. ("PFD"). Chairman,
      President and Trustee of each of the registered investment companies in the Pioneer Family of Mutual
      Funds. President and Director of Pioneer International Corporation ("Pioneer International"), Pioneer
      Omega, Inc. ("Pioneer Omega") and Pioneer First Russia, Inc. ("Pioneer First Russia").  Director of
      Pioneer Real Estate Advisors, Inc., Pioneer First Investment Fund ("First Investment Fund"), Pioneer
      Forest, Inc. and PIOGlobal Corporation.  Chairman and Director of Pioneer Goldfields Limited ("PGL"),
      Teberebie Goldfields Limited, Closed Joint-Stock Company "Forest-Starma," and Pioneer Global Funds
      Distributor, Ltd.  Chairman of the Supervisory Board of Pioneer First Polish Investment Fund Joint
      Stock Company ("Pioneer First Polish"), Pioneer Czech Investment Company, a.s. ("Pioneer Czech") and
      Pioneer Fonds Marketing GmbH.  Director of Pioneer Management (Ireland) Limited and each of the Irish
      registered  mutual funds.   Member of the Supervisory Board of Pioneer Pension Fund Company.  Of
      Counsel to the Boston law firm, Hale and Dorr LLP, counsel to the Company.

John D. Curtin Jr. .........................................................................................      67        2000
  Private investor since 1998.  Chairman, Chief Executive Officer and President of Aearo Corporation, a
     provider of personal safety equipment from 1995 to 1998. Previously, Executive Vice President and
     Chief Financial Officer of Cabot Corporation, a global specialty chemicals and materials company.
     Member of the Board of Directors of Aearo Corporation, Eastern Enterprises, the parent company of
     Boston Gas, and Imperial Sugar Company, a refined sugar supplier.

Alyce J. Lee................................................................................................      41        2000
   Trustee and Chair of the Finance Committee of the Boston Medical Center, Overseer of the Museum of Fine
     Arts, Boston, Massachusetts, Director of the Mother Caroline Academy, Boston, Massachusetts and Trustee
     of the Children's Museum, Boston, Massachusetts.  Previously, Chief of Staff to Boston Mayor, Thomas M.
     Menino.


                                       4


W. Reid Sanders.............................................................................................      50        2000
  Private investor since January 2000.  Director and Executive Vice President of Southeastern Asset
     Management, Inc., an investment management firm that he cofounded in 1975, prior to retiring in 1999.
     Trustee of The Hugo Dixon Foundation and Rhodes College, Trustee and Member of the Executive Committee
     of the Dixon Gallery and Gardens and Vice Chairman and Member of the Board of Trustees of the Hutchinson
     School.

Alan J. Strassman...........................................................................................      60        1996
    Vice Chairman of the Company since 1998. Director, Partner and Chairman of the Board of Martingale Asset
      Management, an investment advisory firm, since 1988. Previously, Trustee and Executive Vice President of Batterymarch Investment Management, Inc. Member of the Board of Trustees of the Museum of Fine
      Arts, Boston, Massachusetts. Member of the Board of Trustees of WGBH (public television and radio).


Jaskaran S. Teja............................................................................................      70        1994
    Senior Vice President of Pioneer International since 1992. Director of PGL. Independent international consultant in financial services and corporate development from 1988 to 1992. Permanent Representative of India to the United Nations from 1986 to 1988. Secretary of Government of India, Ministry of
      External Affairs, from 1984 to 1986. Additional Secretary for Political Affairs, New Delhi, from 1981 to 1984. Indian Ambassador to Afghanistan from 1979 to 1981. Deputy Chief of Mission, Indian Embassy,
      Moscow, from 1977 to 1979.

David D. Tripple............................................................................................      56        1986
    Executive Vice President of the Company since 1986. President of PIM since 1993 and Director of PIM since 1986. Executive Vice President and Chief Investment Officer of PIM from 1986 to 1993. Executive
    Vice President and Trustee of each of the registered investment companies in the Pioneer Family of
    Mutual Funds. Director of PFD, Pioneer International, PIOGlobal Corporation, Pioneer Omega, Pioneer
    Ireland and each of the Irish registered mutual funds. Member of the Supervisory Board of Pioneer First
    Polish, Pioneer Czech and Pioneer Asset Management, S.A.

John H. Valentine...........................................................................................      75        1985
   Director of Entrepreneurial Management of Health Policy Institute, since 1991. Vice Chairman of the Board and Treasurer of Boston Medical Center. President and Chief Executive Officer of Beech Hill Hospital
      from 1980 to 1990. From 1975 to 1980, consultant to T.A. Associates, a manager of venture capital.
      From 1972 to 1975, partner of Tucker Anthony & R.L. Day, a financial services firm. Overseer of
      Hurricane Island Outward Bound School and Trustee of Thompson Island Outward Bound Education Center.
      Director of Visualization Technology, Inc.

DIRECTORS' MEETINGS AND FEES

    During 1999, the Board of Directors held four meetings. Each director, who was a director in 1999, currently standing for reelection attended all Board meetings and all meetings held by the committees on which he served in 1999. The Company paid each of its non-management directors (Maurice Engleman (who was a director of the Company from 1979 through 1999 but is not standing for reelection in 2000) and Messrs. Strassman and Valentine) $6,000 for each Board meeting ($5,000 during the first quarter) attended during 1999. For Board meetings in 2000, the Company will pay each non-management director (Messrs. Curtin, Sanders, Strassman and Valentine and Mrs. Lee) a $16,000 retainer fee, payable quarterly. In addition, the Company will pay each non-management director $2,000 for each Board meeting attended in 2000. Board members who serve on the Compensation Committee or Audit Committee receive an additional annual payment of $3,000 per Committee. Expenses for attending meetings are reimbursed. Management directors (Messrs. Cogan and Tripple and Dr. Teja) receive $500 per annum for their services as directors. For 1999, directors received aggregate fees of $88,500 and expense reimbursements of $13,598.

COMMITTEE MEETINGS

    The Audit Committee of the Board of Directors, consisting of Messrs. Engleman, Strassman and Valentine, met five times during 1999. As of February 10, 2000, Mr. Curtin and Mrs. Lee joined the Audit Committee. The Audit Committee meets at least annually with the Company's independent accountants and quarterly with the Company's finance staff and oversees generally the financial controls and practices of the Company.

    The Compensation Committee of the Board of Directors, consisting of Messrs. Engleman and Valentine, met three times during 1999. As of February 10, 2000, Mr. Sanders joined the Compensation Committee. This Committee determines the base salary and short and long-term incentives granted to the President, the named executive officers and certain other executives of the Company. Additionally, the Compensation Committee grants awards under the Company's stock incentive plan and otherwise administers the plan. The Compensation Committee also makes recommendations to the Board of Directors on any proposed plan or program that relates primarily to the senior management of the Company.

    The Company does not have a nominating committee or committee serving a similar function. Nominations are made by and through the full Board of Directors.

EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (collectively referred to in this proxy statement as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                                                       COMPENSATION
                                                       ANNUAL COMPENSATION                     AWARDS
                                      ---------------------------------------------- -----------------------------------------
                                                                            OTHER                   SECURITIES
                                                                           ANNUAL     RESTRICTED    UNDERLYING     ALL OTHER
                   NAME AND                                                COMPEN-       STOCK        OPTIONS       COMPEN-
              PRINCIPAL POSITION       YEAR   SALARY($)     BONUS($)    SATION($)(2) AWARDS($)(3)       (#)       SATION($)(5)
              ------------------      ------------------  ------------  ------------ ------------  -------------  ------------
John F. Cogan, Jr.,...................1999    $ 575,000            --     $ 18,500            --     100,000       $ 30,000

  President and Chief Executive       1998    $ 597,115(1)  $ 200,000     $ 19,250            --          --(4)    $ 30,000
  Officer of the Company              1997    $ 525,000     $ 550,000     $ 12,500            --     100,000       $ 30,000

David D. Tripple,.....................1999    $ 425,000     $  97,500     $ 18,500     $  52,558      25,000       $ 22,312
  Executive Vice President            1998    $ 441,346(1)  $ 130,000     $ 19,250     $  69,702      75,000       $ 27,468
                                      1997    $ 425,000     $ 744,213     $ 12,500     $ 291,984      15,000       $ 27,370

Stephen G. Kasnet,....................1999    $ 300,000     $ 113,750     $    750     $  61,266      25,000       $ 25,976
 Executive Vice President             1998    $ 285,577(1)  $ 178,750     $    750     $  95,773      75,000       $ 27,091
                                      1997    $ 250,000     $ 227,500     $    500     $ 122,102      17,500       $ 27,204

William H. Smith, Jr.,................1999    $ 300,000     $  81,250           --     $  43,788      20,000       $ 31,031
  Executive Vice President            1998    $ 285,577(1)  $ 178,750           --     $  95,773      75,000       $ 29,492
                                      1997    $ 260,000     $ 227,500           --     $ 122,102      12,500       $ 30,000

Alicja K. Malecka,....................1999    $ 300,000     $  35,750   $   68,722     $  19,269      15,000       $ 23,173
  Executive Vice President            1998    $ 259,615(1)  $ 178,750           --     $  95,773      75,000       $ 24,366
                                      1997    $ 220,000     $ 227,500           --     $ 122,102      12,500       $ 24,020

----------

(1) Includes annual base salary plus additional salary paid for one extra biweekly pay period during 1998.

(2) Represents amounts paid to management directors for their services as directors of the Company, as trustees of the registered investment companies in the Pioneer Family of Mutual Funds, or as Directors of the Company's
    Irish Funds, or, in the case of Ms. Malecka, represents amounts paid to her for her services as director of certain of the Company's Polish subsidiaries.

(3) Dollar values of 1999 restricted stock awards are based on the market price at the time of grant. With respect to each named executive officer's unvested restricted stock holdings, the number of shares of Common Stock and the dollar value thereof at December 31, 1999, are as follows: 0 for Mr.
    Cogan; 14,311 and $223,967 for Mr. Tripple; 10,039 and $157,110 for Mr.
    Kasnet; 13,883 and $217,269 for Mr. Smith; and 11,138 and $174,310 for Ms.
    Malecka. The value of restricted stock holdings is based on the fair market value of the Common Stock on December 31, 1999 ($15.75), as reported on The
    Nasdaq Stock Market(R), less the purchase price paid by the executive for such shares, which is generally $.10 per share. The 1999 restricted stock awards vest in 25% annual increments over four years. Dividends, if any, will be paid on shares of restricted stock., including on any unvested shares.


                                       6


(4) Mr. Cogan voluntarily surrendered the 100,000 options to purchase
    Common Stock that the Company granted to him in December 1998.

(5) Represents a retirement contribution by the Company, some or all of which is outside of the Company's Retirement Benefit Plan.

STOCK OPTION GRANTS AND EXERCISES

    The following table summarizes stock option grants during 1999 to the named executive officers.

                              OPTION GRANTS IN 1999


                                                                     INDIVIDUAL GRANTS
                                                     -----------------------------------------------          POTENTIAL
                                                       NUMBER      PERCENT                                   REALIZABLE
                                                         OF       OF TOTAL                                VALUE AT ASSUMED
                                                     SECURITIES    OPTIONS                                  ANNUAL RATES
                                                     UNDERLYING  GRANTED TO    EXERCISE                    OF STOCK PRICE
                                                       OPTIONS    EMPLOYEES     OR BASE                   APPRECIATION FOR
                                                       GRANTED    IN FISCAL      PRICE    EXPIRATION       OPTION TERM(1)
                                                                                                      -------------------
                           NAME                        (#)(2)       YEAR        ($/SH)       DATE         5%($)       10%($)
                           ----                      ----------  ----------   ----------  ----------  -----------  ---------
John F. Cogan, Jr....................................  100,000      21.86%     $ 14.938      1/23/11   $  949,356   $2,411,629

David D. Tripple.....................................    5,000       1.09%     $ 14.938     12/23/10   $   46,972   $  119,037
                                                        20,000       4.37%     $ 14.938      1/23/11   $  189,871   $  482,326

Stephen G. Kasnet....................................    5,000       1.09%     $ 14.938     12/23/10   $   46,972   $  119,037
                                                        20,000       4.37%     $ 14.938      1/23/11   $  189,871   $  482,326

William H. Smith, Jr.................................    4,000       0.87%     $ 14.938     12/23/10   $   37,578   $   95,229
                                                        16,000       3.50%     $ 14.938      1/23/11   $  151,897   $  385,861

Alicja K. Malecka....................................    3,000       0.66%     $ 14.938     12/23/10   $   28,481   $   72,349
                                                        12,000       2.62%     $ 14.938      1/23/11   $  113,923   $  289,395
----------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the dates the respective options were granted to their expiration dates. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the dates on which the options are exercised.

(2) Each option becomes exercisable in five equal annual installments beginning one year after the date of grant. The Company has never granted stock appreciation rights.

    The following table summarizes option exercises during 1999 and stock options held as of December 31, 1999, by the named executive officers:

                     AGGREGATED OPTION EXERCISES IN 1999 AND
                          FISCAL YEAR-END OPTION VALUES

                                                                            NUMBER OF
                                           SHARES                     SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                         ACQUIRED ON     VALUE       UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                          EXERCISE     REALIZED        FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(1)
                                                                  ----------------------------  ----------------------------
                     NAME                    (#)          ($)       EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                     ----               ------------ -----------  ----------------------------  ----------------------------
John F. Cogan, Jr.......................   50,000    $   656,250     307,000        303,000       $1,306,250      $ 81,200
David D. Tripple........................       --             --     189,500        103,000       $1,357,813      $136,550
Stephen G. Kasnet.......................       --             --      38,000        104,500       $   29,063      $136,550
William H. Smith, Jr....................       --             --     145,000         95,000       $  952,813      $132,490
Alicja K. Malecka.......................    8,000    $    78,000      92,000         90,000       $  288,938      $128,430

----------

(1) Based on the fair market value of the Common Stock on December 31, 1999
    ($15.75), as reported on The Nasdaq Stock Market(R), less the option exercise price.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

EXECUTIVE RETENTION AGREEMENTS

    All named executive officers (other than Mr. Cogan, at his request) as well as Mr. Strassman and Dr. Teja, have entered into Executive Retention Agreements with the Company (each, a "Retention Agreement"). Each Retention Agreement contains provisions to compensate the executive in the event of a change in control of the Company. Upon the occurrence of a change in control, each outstanding option to purchase shares of Common Stock shall become immediately exercisable in full (except that vesting of options would not be accelerated to the extent that such acceleration would prevent pooling-of-interests accounting treatment for the transaction that resulted in the change in control), and each outstanding restricted stock award shall be deemed to be fully vested and no longer subject to a right of repurchase by the Company. For purposes of the Retention Agreement, a change in control will be deemed to occur in any of the following circumstances: (i) the acquisition by any person or entity of 25% or more of the Common Stock of the Company or the combined voting power of the then outstanding securities of the Company entitled to vote in an election of directors ("Voting Securities"); (ii) such time as the "Continuing Directors" (as defined in the Retention Agreement) no longer constitute a majority of the Company's Board of Directors; (iii) the stockholders of the Company approve a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company, in which the Common Stock and the Voting Securities of the Company outstanding immediately prior thereto would end up representing 50% or less of the voting power of the surviving entity or
(iv) the stockholders of the Company approve a plan for the complete liquidation or dissolution of the Company.

    If the severance payments are subject to an excise tax pursuant to Section 280(G) of the Internal Revenue Code of 1986, as amended, the severance payment will be reduced to eliminate the excise tax provided such a reduction would improve the executive's after-tax proceeds.

    Additionally, each Retention Agreement provides that in the event of a change in control and subsequent termination of employment by the Company other than for cause, or by the executive for good reason (as each term is defined in the Retention Agreement) within 24 months of the change in control, the executive will be entitled to receive from the Company a single lump sum payment equal to the total of : (i) three times (or one in the case of Dr. Teja) the sum of (a) the executive's annual base salary and (b) the executive's full normal annual bonus compensation immediately prior to termination of employment; plus
(ii) the sum of the executive's base salary through the date of termination of employment, plus the executive's prorated annual bonus compensation immediately prior to the termination of employment, plus the amount of any deferred compensation and vacation time, plus any accrued earnings or interest, each to the extent not already paid

    For purposes of the foregoing, normal annual bonus compensation is assumed to be 100% of the executive's annual base salary. In addition to the cash compensation described above, each covered executive will be entitled to remain a participant in all employee welfare benefit plans maintained by the Company at the time of the termination of employment for a period of 24 months (12 months in the case of Dr. Teja) after such termination. Finally, each Retention Agreement provides that the executive will receive conventional outplacement services having a value of not more than 20% of the executive's annual base salary.

MR. COGAN'S ARRANGEMENTS

    At his request, Mr. Cogan was not provided a Retention Agreement, as noted above. However, the Compensation Committee concluded that his participation in any transaction involving Pioneer Investment Management would be essential. As a result, the Company has agreed to pay a $1,000,000 fee to Mr. Cogan upon the consummation of a significant transaction affecting the company, including but not limited to, a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company. Additionally, Mr. Cogan will be entitled to remain a participant in all employee welfare benefit plans maintained by the Company at the time of his termination of employment following a change in control of the Company for a period of 24 months after such termination.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is designed to motivate, reward and retain the management talent needed to achieve its business objectives and maintain competitive positions in the businesses in which the Company participates. The Company's program does this by providing incentives to achieve short-term and long-term objectives, by rewarding exceptional performance and accomplishments and by utilizing competitive base salaries and benefits. Compensation decisions for the President, the named executive officers and the Company's other executives are generally based on individual performance which includes the ability to implement the Company's business plans, to react to unanticipated external factors that can have a significant impact on corporate performance, to focus on cost containment and to retain and develop necessary staff and organization.

    The three major components of the Company's executive compensation program are base salaries, bonus awards and stock incentive awards. The Compensation Committee of the Board of Directors (the "Committee"), comprised of the undersigned John Valentine and Maurice Engleman, made recommendations to the Board of Directors as to the base salary, bonus and stock awards of the President and set the salaries and reviewed the bonus and stock-award potential of the other named executive officers and certain other key executives. The undersigned W. Reid Sanders became a member of the Compensation Committee on February 10, 2000 and participated in the next meeting of the Committee on February 18, 2000 at which time the retention arrangements described below were approved.

    The Committee typically meets several times each year, commencing in December. As a general rule, any changes in approved salaries of executives are reviewed with the Committee before implementation.

    BASE SALARIES

    Competitive base salaries are vital to support the management development and career orientation of executives and are consistent with the long-term nature of the Company's businesses. Base salaries and related periodic adjustments are derived primarily from reviews of competitive positioning (how the Company's salary structure for comparable positions compares with that of other relevant companies), business performance, and general economic factors. While there is no specific weighting of these factors, competitive positioning is the primary consideration in setting base salaries. Business and other economic factors such as net income and estimates of inflation are secondary considerations. Base salaries also relate to the executive's performance, level of responsibility and experience.

    John F. Cogan, Jr. became President in 1962. His 1999 base salary was $575,000 and his 2000 base salary, as recommended by the Committee in December 1999, will remain at that level.1 Mr. Cogan's base salary reflects his extensive hands-on efforts with respect to the Company's domestic investment management business and its several international businesses. These efforts require considerable travel and extraordinary personal contributions on a continuing basis.

    BONUS AWARDS

    Bonus awards to executives are granted primarily to recognize contributions during the past year and generally include a portion that is paid by restricted stock award (see "Stock Incentive Awards" below). The specific bonus an executive receives is dependent on individual performance and level of responsibility, as well as the Company's overall financial results. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise, management skills and goals and objectives met.

    Mr. Cogan was not paid any bonus for 1999 because of the Company's disappointing results for the year. Moreover, most other members of senior management received bonus awards that were substantially reduced from previous years.

    STOCK INCENTIVE AWARDS

    Stock incentive awards provided by the stockholder-approved 1997 Stock Incentive Plan are long-term incentives that are designed to develop and maintain strong management through share ownership in the Company. The Committee believes that a significant portion of senior executives' compensation should be dependent on "value" created for the stockholders. In this way, senior executives share responsibility for the success of all the Company's businesses.



--------
1 During 1999 Mr. Cogan was also a partner of Hale and Dorr LLP, counsel to the Company, to which the Company, the Company's subsidiaries and the registered investment companies in the Pioneer Family of Mutual Funds paid approximately $1 million for legal services rendered and related expenses incurred in 1999. Fees paid to Hale and Dorr LLP are not considered relevant to Mr. Cogan's compensation although Mr. Cogan may have participated in any law firm net income with respect to such fees. Mr. Cogan, who became "Of Counsel" to Hale and Dorr LLP as of January 1, 2000, has not participated in the provision of any legal services to the Company, all of which have been provided by other attorneys at market rates.

    In December 1999, the Committee approved an award to Mr. Cogan of options to purchase 100,000 shares of Common Stock to emphasize, in particular, his focus on returning the Company to profitability. The Committee also approved stock option awards for the other named executive officers and for certain other executive officers and key employees. Ten-year stock options are granted at the fair market value of the Company's Common Stock on the date of grant and become exercisable in 20% annual increments.

    Restricted stock awards are excellent vehicles to focus executives on stockholder values by linking the executives' interests to the share price of the Company's Common Stock. Restricted stock awards vest over four years at the rate of 25% per year. The named executive officers, other than Mr. Cogan, and a number of other executives and key employees received restricted stock awards in 1999 and 2000.

    The number of shares of restricted stock or the number of stock options currently held by an executive was not a factor in determining individual grants since employing that factor would encourage the sale of restricted shares when the restriction lapses as well as the exercise of incentive stock options and the relatively early sale of the resulting shares.

    RETENTION ARRANGEMENTS

    In light of the decision of the Board of Directors on February 10, 2000 to engage two investment banking firms to consider and recommend to the Board strategies for maximizing shareholder values and the significant possibility that such decision would result in the sale of all or substantially all of the Company's businesses, senior management engaged Towers Perrin, a nationally recognized executive compensation consulting firm, to advise the Compensation Committee on how best to retain key executives who were critical to the continuation of the Company's core businesses and business initiatives during the period of uncertainty following the Board's decision. The Compensation Committee met on February 18, 2000 to consider and act upon retention arrangements proposed by Towers Perrin.

The Committee determined to establish arrangements for each of the Company's executive officers (except Mr. Cogan, who by personal request, was excluded) and Mr. Strassman and Dr. Teja. The arrangements are described in detail under the caption "Termination of Employment and Change in Control Arrangements" above.

    As noted above, Mr. Cogan was not provided a retention arrangement at his request. However, the Committee concluded that his participation in any transaction involving Pioneer Investment Management would be essential. As a result, the Company has agreed to pay a $1,000,000 fee to Mr. Cogan upon the consummation of a significant transaction affecting the company, including but not limited to, a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company. Additionally, Mr. Cogan will be entitled to remain a participant in all employee welfare benefit plans maintained by the Company at the time of his termination of employment following a change in control of the Company for a period of 24 months after such termination.

    As indicated above, restricted stock and stock option awards vest in the recipients over a four-year and five-year basis, respectively. As part of its consideration of retention arrangements generally, the Committee approved the acceleration of all restricted stock and stock option awards in the event of a change-in-control transaction, except that the vesting of stock option awards, including Mr. Cogan's, would not be accelerated to the extent that such acceleration would prevent pooling-of-interests accounting treatment for the transaction.

                           Maurice Engleman and John H. Valentine,
                                members of the Compensation Committee
                                of the Board of Directors with respect to all of the foregoing; and
                           W. Reid Sanders, a member of Committee since
                                February 10, 2000, who participated in the consideration and approval of the retention arrangements described above.

COMPARATIVE STOCK PERFORMANCE

    The graph and table below compare the cumulative stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the Russell 3000(R) Index(1) and a peer group index consisting of 10 investment management companies (including the Company)(2) for the same period (assuming the investment of $100 in the Company's

Common Stock, the Russell 3000(R) Index and the peer group index on December 31, 1994, and reinvestment of all dividends). Measurement points are the last trading days of the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999.

                              [GRAPHIC INSERT HERE]

           THE PIONEER GROUP, INC. THE RUSSELL 3000 INDEX  PEER GROUP INDEX
1994              100.00                 100.00               100.00
1995              125.90                 136.80               137.34
1996              111.39                 166.65               188.48
1997              133.82                 219.62               299.71
1998               94.61                 271.92               281.23
1999               75.45                 324.58               288.77
----------

(1) The Russell 3000(R) Index is composed of 3,000 large U.S. companies by market capitalization, representing approximately 98% of the dollar value of the U.S. equity market. The largest company in the Russell 3000(R) Index has a market value of approximately $407 billion and the smallest approximately
    $178 million.

(2) In addition to the Company, the peer group index consists of: Atlanta/
    Sosnoff Capital Corp., Winmill & Co, Inc. (Bull & Bear Group, Inc.), Eaton
    Vance Corp., Franklin Resources, Inc., NVest L.P., T. Rowe Price Associates,
    Inc., SEI Investments Company, United Asset Management Corp., and Value
    Line, Inc. Colonial Group, Inc. and Thomson Advisory Group L.P., which were included in the peer group index in the Company's 1995 Proxy Statement, ceased to be publicly traded during 1995. Oppenheimer Capital, L.P., which was included in the peer group index in the Company's 1997 Proxy Statement, merged with PIMCO Advisors, L.P., a subsidiary of PIMCO Advisors Holdings
    L.P., which was included in the Company's 1999 Proxy Statement.
    Subsequently, PIMCO Advisors, L.P. merged with Allianze AG. and, therefore, is no longer included in the peer group index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Cogan, President, Chief Executive Officer and Chairman of the Board of the Company, is of counsel to Hale and Dorr LLP, counsel to the Company, and Joseph P. Barri, Secretary of the Company, is a partner of Hale and Dorr LLP. The Company and its subsidiaries and the registered investment companies in the Pioneer Family of Mutual Funds paid an aggregate of approximately $1 million in legal fees to Hale and Dorr LLP in 1999. For information about Mr. Cogan's arrangements with the Company regarding a change in control, see the description above under the caption "Termination of Employment and Change in Control Arrangements -- Mr. Cogan's Arrangements."

    Mr. Strassman, the Company's Vice Chairman, provides certain services to the Company, which include assisting in the Company's strategic planning and budgeting process. Also, Mr. Strassman chairs the Company's Committee for Corporate Strategy and Planning. Mr. Strassman maintains an office at the Company's headquarters in Boston, Massachusetts and, in 1999, generally spent about one-fifth of his working time providing strategic advice and guidance to the Company. The Company expects that he will spend up to approximately one-third of his working time with the Company in 2000. As compensation for his services to the Company, Mr. Strassman will receive an annual fee in 2000 equal to one-third (one-fifth in 1999) (the "Annual Base Fee") of the salary of the Company's highest paid executive officer, plus one dollar. In addition, Mr. Strassman will receive a bonus payment in an amount to be mutually agreed upon with the Company. In December 1999, Mr. Strassman received a pro-rated Annual Base Fee of $115,001 and a bonus payment of $32,471 for his services during the year. The 1999 bonus payment was calculated by multiplying the Annual Base Fee by a percentage equal to the average bonus percentage of the Company's Chairman, Chief Financial Officer and three highest paid executive officers. Also, in December 1999, Mr. Strassman received an option to purchase 20,000 shares of Common Stock at an exercise price of $14.938 per share. The option becomes exercisable over five years in equal 20% annual increments.

    During 1999, Mr. Sanders, a Director of the Company, was an officer of Southeastern Asset Management, Inc. ("Southeastern"), which based solely on the information set forth in Southeastern's Amendment No. 13 to Schedule 13G filed on February 4, 2000 with the Securities and Exchange Commission (the "SEC"), had beneficial ownership of 18.5% of the outstanding Common Stock as of such date. Mr. Sanders has since retired from Southeastern.

    Mr. Curtin, a Director of the Company, has a daughter who is Senior Counsel and Assistant Vice President for the Company.

    For information about the change in control arrangements between the Company and the named executive officers, other than Mr. Cogan, as well as Mr. Strassman and Dr. Teja, see the description above under the caption "Termination of Employment and Change in Control Arrangements - Executive Retention Agreements."

                      SELECTION OF INDEPENDENT ACCOUNTANTS

    Subject to ratification by the stockholders, the Board of Directors of the Company has selected the firm of Arthur Andersen LLP, independent accountants, as accountants of the Company for the year ending December 31, 2000. Arthur Andersen LLP has acted as the Company's accountants since 1979.

    The Company expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

    If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent accountants, the Board of Directors will reconsider the selection of accountants.

                       DISSIDENT STOCKHOLDER SOLICITATION

         On February 23, 2000, Lens Investment Management, LLC ("Lens") filed with the SEC a preliminary proxy statement in which it called for the sale of the Company and nominated four persons for election to the Company's Board of Directors at the Annual Meeting. On March 22, 2000, Lens filed another preliminary proxy statement in which it included a fifth nominee for director for election at the Annual Meeting.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY URGES THAT YOU REJECT LENS' NOMINEES AND NOT RETURN OR SIGN ANY GOLD PROXY CARD WHICH MAY BE FURNISHED BY LENS, EVEN AS A PROTEST VOTE AGAINST LENS.

                              STOCKHOLDER PROPOSALS

    The Company will consider appropriate stockholder proposals for inclusion on the agenda of its 2001 Annual Meeting of Stockholders. Proposals of stockholders made in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and intended to be presented at the 2001 Annual Meeting of Stockholders must be submitted in writing to the attention of the Chief Financial Officer of the Company, 60 State Street, Boston, Massachusetts 02109 no later than December 15, 2000 for inclusion in the proxy statement for that meeting. In addition, the Company's By-laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing, include the information required by the By-laws, be delivered or mailed by first class United States mail, postage prepaid, to the Chief Financial Officer of the Company, 60 State Street, Boston, Massachusetts 02109, and be received not less than 60 days nor more than 90 days prior to the 2001 Annual Meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination or other proposal shall have been mailed or delivered to the Chief Financial Officer of the Company not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure made, whichever occurs first. While the Company has not yet set the date of the 2001 Annual Meeting, assuming it was held on May 16, 2001 (the same day as this year's meeting), notice of a stockholder proposal or director nomination would need to be made no earlier than February 15, 2001 and no later than March 17, 2001.

        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on the review of the copies of such reports furnished to the Company or written representations that no other reports were required to be filed, the Company believes that during the 1999 fiscal year all filing requirements were complied with in a timely manner.

                                  OTHER MATTERS

    The Board of Directors does not know of any other matters that may come before the Annual Meeting. If any stockholder properly presents any other matters to the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise to act, in accordance with their judgment.

                             SOLICITATION OF PROXIES

    Proxies may be solicited, without additional compensation, by the Company's directors, officers or employees and by certain other persons listed on Appendix A hereto, by mail, telephone, facsimile, email, in person or otherwise. The Company will bear the cost of the solicitation of proxies, including, the preparation, printing and mailing of the proxy materials. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the Company's Common Stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in accordance with the rules of the Securities and Exchange Commission and The New York Stock Exchange. In addition, the Company has retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies for a fee of up to $150,000 plus out of pocket expenses. D.F. King will employ approximately 25 persons to solicit the Company's shareholders.

    Expenses related to the solicitation of stockholders, in excess of those normally spent for an annual meeting, are expected to aggregate approximately $225,000, of which approximately $35,000 has been spent to date. Appendix A hereto sets forth certain information relating to the Company's directors, officers and other participants who will be soliciting proxies on the Company's behalf.


                                        By order of the Board of
                                        Directors,



                                        JOSEPH P. BARRI, SECRETARY

April 5, 2000

    THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. THE COMPANY APPRECIATES YOUR COOPERATION. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY EVEN IF YOU HAVE SENT IN YOUR PROXY.

                                                                      APPENDIX A

INFORMATION CONCERNING THE DIRECTORS, CERTAIN EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES OF THE COMPANY AND OTHER PARTICIPANTS WHO MAY ALSO SOLICIT PROXIES

    The following tables sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the directors and certain executive officers of the Company and certain employees and other representatives of the Company who may also solicit proxies from stockholders of the Company. Unless otherwise indicated, the principal occupation refers to such person's position with the Company and the business address is The Pioneer Group, Inc., 60 State Street, Boston, Massachusetts 02109.

DIRECTORS

    Except for directors who are also executive officers of the Company, the principal occupations of the Company's directors who are deemed to be participants in the solicitation are set forth under the caption "Election of Directors" in this Proxy Statement. Mr. Maurice Engleman's principal occupation is Chairman of the Board and Chief Executive Officer of Professional Equity Corporation and Marketing Two, Inc. Information relating to the Company's directors who are also executive officers of the Company and who are deemed to be participants in the solicitations is set forth below in the table under the caption "Executive Officers and Management."

---------------------------------------------------------- ---------------------------------------------------------

                          NAME                                         PRINCIPAL OCCUPATION AND ADDRESS
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------
John D. Curtin, Jr.                                        60 Chestnut Street
                                                           Boston, Massachusetts 02108
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------

Maurice Engleman                                           Marketing Two, Inc.
                                                           1729 East Palm Canyon Drive
                                                           Suite 102
                                                           Palm Springs, California 92264
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------

Alyce J. Lee                                               18 Melville Avenue
                                                           Dorchester, Massachusetts 02124
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------

W. Reid Sanders                                            5865 Ridgeway Center Parkway
                                                           Suite 300
                                                           Memphis, Tennessee 38120
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------

John H. Valentine                                          Health Policy Institute
                                                           53 Bay State Road
                                                           Boston, Massachusetts 02215
---------------------------------------------------------- ---------------------------------------------------------

EXECUTIVE OFFICERS AND MANAGEMENT

    The principal occupations of the Company's executive officers and certain other members of management and employees who are deemed participants in the solicitation are set forth below. Except as otherwise specified below, the principal business address of each of such persons is that of the Company.

----------------------------------------------------------- --------------------------------------------------------

                          NAME                                          PRINCIPAL OCCUPATION AND ADDRESS
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
John F. Cogan, Jr.                                          President, Chief Executive Officer and Chairman of the
                                                            Board of Directors of the Company
----------------------------------------------------------- --------------------------------------------------------


                                      A-1


----------------------------------------------------------- --------------------------------------------------------

                          NAME                                          PRINCIPAL OCCUPATION AND ADDRESS
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
Alan J. Strassman                                           Director, Partner and Chairman of the Board of
                                                            Directors of Martingale Asset Management, L.P.
                                                            Martingale Asset Management, L.P.
                                                            222 Berkeley Street
                                                            Boston, Massachusetts 02116
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
Dr. Jaskaran S. Teja                                        Director and Senior Vice President of Pioneer
                                                            International Corporation
                                                            17a, Rue du la Croix d'Or
                                                            1204 Geneve, Switzerland
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
David D. Tripple                                            Director and Executive Vice President of the Company

----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
Robert P. Nault                                             Senior Vice President and General Counsel of the
                                                            Company
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
Eric W. Reckard                                             Executive Vice President, Chief Financial Officer and
                                                            Treasurer of the Company
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
Greta S. Gahl                                               Vice President - Investor Relations of the Company
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
Anne W. Patenaude                                           Vice President - Marketing Programs of the Company
----------------------------------------------------------- --------------------------------------------------------

    Certain employees of Merrill Lynch & Co. ("Merrill") and Salomon Smith Barney Inc. ("SSBI"), the Company's financial advisors, may also assist the Company in the solicitation of proxies, including by communicating in person, by telephone, or otherwise with a limited number of institutions, brokers, or other persons who are stockholders of the Company. Neither SSBI nor Merrill will receive any separate fee for such solicitation activities. Neither Merrill nor SSBI admit that it or any of its directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the SEC, or that such Schedule 14A requires the disclosure of certain information concerning Merrill or SSBI.

    Information with respect to the employees of Merrill who may assist in the solicitation of proxies is set forth below. None of the individuals named below owns any shares of the Company's Common Stock or has engaged in any transaction involving the Company's Common Stock during the past two years. The principal business address of each of the persons listed below is 250 Vesey Street, World Financial Center, 25th Floor, New York, New York 10281.

---------------------------------------------------------- ---------------------------------------------------------

                          NAME                                               PRINCIPAL OCCUPATION
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------
Gregory J. Fleming                                         Managing Director
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------
David N. Heaton                                            Vice President
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------
Michael P. Lyons                                           Associate
---------------------------------------------------------- ---------------------------------------------------------

    Information with respect to the employees of SSBI who may assist in the solicitation of proxies is set forth below. None of the individuals named below owns any shares of the Company's Common Stock or has engaged in any transaction involving the Company's Common Stock during the past two years. The principal business address of each of the persons listed below is 388 Greenwich Street, 35th Floor, New York, New York 10013.

---------------------------------------------------------- ---------------------------------------------------------

                          NAME                                               PRINCIPAL OCCUPATION
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------
Robert C. Smith                                            Managing Director
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------
Jacques Lilly                                              Director
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------
Gideon Asher                                               Director
---------------------------------------------------------- ---------------------------------------------------------
---------------------------------------------------------- ---------------------------------------------------------
Gol Kalev                                                  Vice President
---------------------------------------------------------- ---------------------------------------------------------

    The Company has retained Merrill and SSBI to act as its financial advisors in connection with the Company's exploration of strategic alternatives to maximize shareholder value, including the possible sale of the Company.

    Pursuant to the terms of Merrill's engagement, the Company agreed to pay Merrill a retention fee of $250,000. In addition, in the event of a transaction involving a business combination, the acquisition of greater than 40% of the Company's outstanding capital stock, or the sale of all or a substantial portion of the Company's assets pursuant to which Merrill provided the Company with financial advisory and investment banking services, the Company has agreed to pay Merrill a transaction fee equal to between 0.35% and 1.013% of the aggregate consideration, provided that the minimum transaction fee will be $750,000. In the event the Company enters into a transaction of the type not described in the preceding sentence, the Company has agreed to pay Merrill an amount to be agreed upon between the Company and Merrill. The retention fee to be paid by the Company to Merrill will, to the extent paid, be credited against the applicable transaction fee payable to Merrill. The Company has agreed to reimburse Merrill for its reasonable travel and other expenses incurred, including legal expenses, in performing its services pursuant to the engagement. The Company has also agreed to indemnify Merrill and certain of Merrill's related parties against certain liabilities arising out of Merrill's engagement.

    Pursuant to the terms of SSBI's engagement, the Company agreed to pay SSBI a retention fee of $250,000. In addition, in the event of a transaction involving an acquisition, disposition or business combination involving the Company pursuant to which SSBI provided the Company with financial advisory and investment banking services, the Company has agreed to pay SSBI a transaction fee equal to between 0.35% and 1.013% of the aggregate consideration, provided that the minimum transaction fee will be $750,000. In the event the Company enters into a transaction of the type not described in the preceding sentence, the Company has agreed to pay SSBI an amount to be agreed upon between the Company and SSBI. The retention fee to be paid by the Company to SSBI will, to the extent paid, be credited against the applicable transaction fee payable to SSBI. The Company has agreed to reimburse SSBI for its reasonable travel and other expenses incurred, including legal expenses, in performing its services pursuant to the engagement. The Company has also agreed to indemnify SSBI and certain of SSBI's related parties against certain liabilities arising out of SSBI's engagement.

    In addition, SSBI is currently providing financial advisory and investment banking services to the Company in connection with the Company's possible sale of its wholly owned subsidiary, Pioneer Goldfields Limited ("PGL"). Pursuant to this engagement, the Company has paid SSBI a $150,000 retainer fee and has agreed to pay SSBI a $500,000 opinion fee for the issuance by SSBI of a fairness opinion with respect to the consideration to be received by the Company pursuant to a sale or certain other types of significant transactions involving PGL. Furthermore, the Company has agreed to pay SSBI a transaction fee equal to $450,000 relating to a sale or certain other types of significant transactions involving PGL. The Company has also agreed to reimburse SSBI for its reasonable travel and other expenses incurred, including legal expenses, in performing its services pursuant to the PGL engagement. Finally, the Company has agreed to indemnify SSBI and certain of SSBI's related parties against certain liabilities arising out of the PGL engagement.

    Merrill and SSBI each engage in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their businesses, Merrill and SSBI may trade securities of the Company and shares of mutual funds managed by the Company's subsidiary, Pioneer Investment Management, Inc., for their own account and the account of their respective customers and, accordingly, may at any time hold a long or short position in such securities. As of March 22, 2000, Merrill did not hold a position in shares of the Company's Common Stock for its own account. As of March 23, 2000, SSBI held a net long position of 739 shares of the Company's Common Stock for its own account.

INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

    None of the participants owns any of the Company's securities of record but not beneficially. The number of shares of the Company's Common Stock beneficially held by the directors and named executive officers who are deemed to be participants as of March 1, 2000 is set forth under the caption "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers" in this Proxy Statement. The number of shares of the Company's Common Stock beneficially held by the other participants (other than the participants associated with Merrill and SSBI, which participants do not beneficially own any shares of the Company's Common Stock) as of March 1, 2000 is set forth below:

----------------------------------------------------------- --------------------------------------------------------

                          NAME                                                   SHARE OWNERSHIP
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
Maurice Engleman                                                                      2,000
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
Robert P. Nault                                                                     26,969 (1)
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
Eric W. Reckard                                                                      8,419
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
Greta S. Gahl                                                                         592
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
Anne W. Patenaude                                                                    6,051
----------------------------------------------------------- --------------------------------------------------------

(1) Includes 17,000 shares of the Company's Common Stock underlying outstanding options held by Mr. Nault that are exercisable on or before April 30, 2000.

INFORMATION REGARDING TRANSACTIONS IN THE COMPANY'S SECURITIES BY PARTICIPANTS

    The following table sets forth purchases and sales of the Company's Common Stock by the participants listed below during the past two years.


------------------------------------------------- --------------------------- --------------- ----------------------

                                                                   NUMBER OF
                                                                   SHARES OF
NAME                                                            COMMON STOCK     FOOTNOTE             DATE
                                                                   PURCHASED
                                                                   (OR SOLD)
------------------------------------------------- --------------------------- --------------- ----------------------
------------------------------------------------- --------------------------- --------------- ----------------------
John F. Cogan, Jr.                                                    75,000       (1)               8/18/98
                                                                      25,000       (1)               8/31/98
                                                                      50,000       (1)              10/15/98
                                                                      50,000       (1)               4/27/99
------------------------------------------------- --------------------------- --------------- ----------------------
------------------------------------------------- --------------------------- --------------- ----------------------
Dr. Jaskaran S. Teja                                                   1,168       (2)                 1/4/99
                                                                       1,556       (2)                 1/4/00
------------------------------------------------- --------------------------- --------------- ----------------------
------------------------------------------------- --------------------------- --------------- ----------------------
David D. Tripple                                                      76,500       (1)              12/10/98
                                                                         100       (1)              12/15/98
                                                                      23,400       (1)              12/17/98
                                                                       3,636       (2)                 1/4/99
                                                                       3,404       (2)                 1/4/00
------------------------------------------------- --------------------------- --------------- ----------------------
------------------------------------------------- --------------------------- --------------- ----------------------



                                      A-4


                                                                   NUMBER OF
                                                                   SHARES OF
NAME                                                            COMMON STOCK     FOOTNOTE             DATE
                                                                   PURCHASED
                                                                   (OR SOLD)
------------------------------------------------- --------------------------- --------------- ----------------------
------------------------------------------------- --------------------------- --------------- ----------------------
Robert P. Nault                                                          100       (3)               6/30/98
                                                                       (685)       (4)               8/10/98
                                                                         134       (3)              12/31/98
                                                                       2,836       (2)                  1/4/99
                                                                         283       (3)                6/30/99
                                                                         180       (3)                12/31/99
                                                                       3,000       (2)                  1/4/00
------------------------------------------------- --------------------------- --------------- ----------------------
------------------------------------------------- --------------------------- --------------- ----------------------
Eric W. Reckard                                                        (239)       (4)                 5/8/98
                                                                         234       (3)               6/30/98
                                                                       (234)       (4)               8/14/98
                                                                         312       (3)              12/31/98
                                                                       1,300       (2)                 1/1/99
                                                                         600       (2)                  1/4/99
                                                                       2,608       (2)                 1/4/00
------------------------------------------------- --------------------------- --------------- ----------------------
------------------------------------------------- --------------------------- --------------- ----------------------
Anne W. Patenaude                                                         48       (3)               6/30/98
                                                                          64       (3)              12/31/98
                                                                         396       (2)                1/4/99
                                                                          71       (3)               6/30/99
                                                                         496       (2)                1/4/00
------------------------------------------------- --------------------------- --------------- ----------------------
------------------------------------------------- --------------------------- --------------- ----------------------
Greta S. Gahl                                                            200       (5)               4/12/99
                                                                         392       (2)               1/4/00
------------------------------------------------- --------------------------- --------------- ----------------------

(1)      Shares purchased pursuant to exercises of options.
(2)      Shares purchased pursuant to restricted stock awards.
(3)      Shares purchased pursuant to the Company's 1995 Employee Stock Purchase Plan.
(4)      Open market sale.
(5)      Open market purchase.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the past year, Dr. Teja, Mr. Nault and Mr. Reckard have entered into option agreements with the Company relating to options to purchase the Company's Common Stock granted to them pursuant to the Company's 1997 Stock Incentive Plan. Options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $16.25 per share were granted to Mr. Reckard on June 1, 1999. Options to purchase 7,500, 50,000 and 25,000 shares of the Company's Common Stock at an exercise price of $14.938 per share were granted to Dr. Teja, Mr. Nault and Mr. Reckard, respectively, on December 23, 1999.

    On January 4, 2000, the Company granted restricted stock awards of 3,404, 1,556, 2,608, 3,000, 496 and 392 shares of the Company's Common Stock to Mr. Tripple, Dr. Teja, Mr. Reckard, Mr. Nault, Ms. Patenaude and Ms. Gahl, respectively. These restricted stock awards vest over four years at the rate of 25% per year, and the recipients of these awards generally pay $.10 per share for the restricted stock.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

    Except as described in this Appendix A or in the Proxy Statement, none of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), (i) directly or indirectly beneficially owns any shares of the Company's Common Stock or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in this Appendix A or in the Proxy Statement, no Participant Affiliate is either a party to any transaction or series of transactions since March 1, 1999, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant Affiliate had, or will have, a direct or indirect material interest.

    Except as described in this Appendix A or in the Proxy Statement, no Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as described in this Appendix A or in the Proxy Statement, there are no contracts, arrangements or understandings by any Participant Affiliate

                                                                      APPENDIX B

PLEASE MARK VOTES AS IN THIS EXAMPLE

THE PIONEER GROUP, INC.

COMMON STOCK

                                           For All                   Withhold                              For All
                                           Nominees                                                        Except
1. Election of Directors.                  [   ]                     [    ]                                [   ]
   John F. Cogan, Jr.
   John D. Curtin
   Alyce J. Lee
   W. Reid Sanders
   Alan J. Strassman
   Jaskaran S. Teja
   David D. Tripple
   John H. Valentine

     NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Ratification of the selection of        For                       Against                               Abstain
   independent accountants.                [   ]                     [   ]                                 [   ]

A vote FOR the director nominees and FOR proposal 2 is recommended by the Board of Directors.

Please be sure to sign and date this Proxy    _________                Mark box at right if an address change or comment   [   ]
                                              Date                     has been noted on the reverse side of this card.

--------------------------------            -------------------------------
Stockholder sign here                       Co-owner sign here

DETACH CARD                                                          DETACH CARD

                                              THE PIONEER GROUP, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These issues are discussed in detail in the enclosed proxy materials.

Your vote is very important, and you are strongly urged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return you proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held May 16, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
THE PIONEER GROUP, INC.

                COMMON STOCK THE PIONEER GROUP, INC. COMMON STOCK
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS - MAY 16, 2000

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) John F. Cogan, Jr., David D. Tripple and Eric W. Reckard, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2000 Annual Meeting of Stockholders or The Pioneer Group, Inc. and at any adjournments thereof, as indicated, upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters that may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no other indication is made, the proxies will vote "FOR" proposals 1 and 2.

                 PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?
-------------------------------------      -----------------------------------

-------------------------------------      -----------------------------------

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